Exhibit 1.1

6,000,000 Units

DT Cloud Acquisition Corporation

UNDERWRITING AGREEMENT

[  ], 2024

BROOKLINE CAPITAL MARKETS, a division of Arcadia Securities

As Representative of the several Underwriters

c/o Brookline Capital Markets

600 Lexington Avenue, Floor 30

New York, New York 10022

Ladies and Gentlemen:

DT Cloud Acquisition Corporation, a Cayman Islands exempted company (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom Brookline Capital Markets, a division of Arcadia Securities is acting as representative (in such capacity, the “Representative”) to this underwriting agreement (this “Agreement”), an aggregate of 6,000,000 units (the “Units”) of the Company (the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 900,000 additional Units to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).

Each Unit consists of one share of the Company’s ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) and one right to receive one-seventh (1/7) of one Ordinary Share upon the consummation of an initial business combination (the “Right(s)”). The Ordinary Shares (the “Public Shares”) and Rights included in the Units will not trade separately until the 52nd day following the date of the Prospectus (as defined below) (or if such date is not a business day (as defined below), the following business day) (unless the Representative informs the Company of its decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined below), (b) the filing of such audited balance sheet with the Securities and Exchange Commission (the “Commission”) in a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. No fractional Rights will be issued upon separation of the Units, and only whole Rights will trade. As described in the Rights Agreement (as defined below), the Company will not issue fractional Ordinary Shares in connection with an exchange of Rights. Fractional Ordinary Shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As used herein, the term “Business Combination” (as described more fully in the Prospectus (as defined below)) shall mean a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

The Company has entered into an Investment Management Trust Agreement, effective as of the date hereof, with Continental Stock Transfer & Trust Company, LLC (“CST&T”), as trustee, in substantially the form filed as Exhibit 10.2 to the Registration Statement (the “Trust Agreement”), pursuant to which certain proceeds from the sale of the private placement rights, each entitling the holder to receive one-seventh Ordinary Share upon consummation of the initial Business Combination (the “Private Placement Rights”) and the proceeds from the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Underwritten Securities and the Option Securities, if and when issued.

The Company has entered into a Rights Agreement, effective as of the date hereof, with CST&T, as rights agent, with respect to the Rights and the Private Placement Rights, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Rights Agreement”), pursuant to which CST&T will act as rights agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Rights and the Private Placement Rights.

The Company has entered into a Subscription Agreement, in August 2022 (the “Sponsor Shares Subscription Agreement”), with DT Cloud Capital Corp. (the “Sponsor”), in substantially the form filed as Exhibit 10.8 to the Registration Statement, pursuant to which the Sponsor purchased an aggregate of 1,725,000 Ordinary Shares of the Company, par value $0.0001 per share (the “Insider Shares”), for an aggregate purchase price of $25,000. Up to 225,000 Insider Shares are subject to forfeiture and cancellation depending on the extent to which the underwriters’ over-allotment option is exercised.

The Company has entered into a purchase agreement with the Sponsor dated [___], 2024 (the “Sponsor Purchase Agreement”), in substantially the form filed as Exhibit 10.5 to the Registration Statement, for the purchase from the Company of an aggregate of 217,400 units (or up to 234,500 units if the Underwriters’ over-allotment option is exercised in full) or the “Private Placement Units,” at $10.00 per private unit for a total purchase price of $2,174,000 (or $2,345,000, if the Underwriters’ over-allotment option is exercised in full). These purchases will take place on a private placement basis simultaneously with the consummation of the Offering. The Private Placement Units are identical to the units sold in the Offering, subject to limited exceptions, and a portion of the proceeds the Company receives from these purchases will be placed in the Trust Account, as further described in the Prospectus.

The Company has entered into a Registration Rights Agreement, dated as of the date hereof, with the Sponsor, in substantially the form filed as Exhibit 10.4 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Insider Shares, the Private Placement Units, the Private Placement Rights, any Ordinary Shares issued or issuable upon the exercise of any such Private Placement Rights, and certain securities that may be issued upon conversion of working capital loans (including the Ordinary Shares underlying such securities).

The Company has caused to be duly executed and delivered a letter agreement, dated as of the date hereof, by and among the Company, the Sponsor, other Initial Shareholders and the Company’s officers and directors, in substantially the form filed as Exhibit 10.1 to the Registration Statement (the “Insider Letter”).

The Company has entered into an Administrative Support Agreement, dated as of the date hereof, with the Sponsor, in substantially the form filed as Exhibit 10.7 to the Registration Statement (the “Administration Service Agreement”, pursuant to which the Company will, subject to the terms of the Administration Service Agreement, pay to the Sponsor an aggregate monthly fee of $10,000 for certain office space, utilities and secretarial and administrative support.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Commission a registration statement on Form S-1 (File No. 333-267184), including a prospectus, covering the registration of the offer and sale of the Securities. Such registration statement was declared effective by the Commission under the Act. The term “Registration Statement” means such registration statement, including the amendments, the exhibits and any schedules thereto, at the time it was declared effective by the Commission under the Act, and including the Rule 430A Information (as defined below); provided, however, that the term “Registration Statement” shall include any registration statement filed pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”). Each prospectus used prior to the effectiveness of the Registration Statement under the Act, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus relating to the Securities in accordance with the provisions of Rule 430A under the Act (“Rule 430A”) and Rule 424(b) under the Act (“Rule 424(b)”). Such prospectus, in the form first furnished to the Underwriters for use in connection with the offer and sale of Securities, is referred to herein as the “Prospectus.” The information included in the Prospectus that was omitted from the above-mentioned registration statement at the time it was declared effective by the Commission under the Act but that is deemed to be part of the Registration Statement at such effective time pursuant to Rule 430A is referred to herein as the “Rule 430A Information.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [6:00] p.m., New York City time, on [_________], 2024, or such other time as agreed by the Company and the Representative.

“Disclosure Package” means the most recent preliminary prospectus issued and delivered by the Company to the Underwriters for general distribution to investors prior to the Applicable Time and the number of Securities and the initial offering price per Unit and the Time of Delivery Information, if any, set forth on Schedule B hereto, all considered together.

“Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Free Writing Prospectus” means any “free writing prospectus” (as defined in Rule 405 under the Act (“Rule 405”)) relating to the Securities.

“Initial Shareholder” means any beneficial owner of the Company’s unregistered securities.

“Liquidation” means the distributions of the Trust Account to the Public Shareholders (as defined in Section 1(b)) in connection with the redemption of the Public Shares held by the Public Shareholders pursuant to the terms of the Company’s Amended and Restated Memorandum and Articles of Association, as amended (the “Memorandum and Articles of Association”), if the Company fails to consummate a Business Combination.

“Testing-the-Waters Communication” means any oral or written communication with investors undertaken in reliance of Section 5(d) of the Act.

“Transaction Agreements” means this Agreement, the Trust Agreement, the Rights Agreement, the Sponsor Shares Subscription Agreement, the Sponsor Purchase Agreement and the Registration Rights Agreement.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

As used in this Agreement, “business day” shall mean a day on which The Nasdaq Capital Market (“Nasdaq”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

1. Sale and Delivery of Securities. (a) Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule A hereto, subject to adjustment in accordance with Section 7 hereof, at a purchase price of $9.86 per Unit (the “Underwritten Purchase Price”). The Company is advised by the Representative that the Underwriters intend (i) to make a public offering of their respective portions of the Securities as soon after the effectiveness of this Agreement as in the Representative’s judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus (the “Offering”). The Representative may from time to time increase or decrease the public offering price of the Securities after the initial public offering to such extent as the Representative may determine.

(b) In addition to the discount from the public offering price represented by the Underwritten Purchase Price set forth in the first sentence of Section 1(a) of this Agreement, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.25 per Unit of the Securities purchased hereunder, of which $0.10 per Unit will be released to the Underwriters only on the completion of an initial business combination, and $0.15 per Unit will be released to one or more advisors (which are FINRA members), which may include the Underwriters, at the discretion of the Company based on the amount remaining in the trust account after the completion of an initial Business Combination, subject to adjustment (the “Underwritten Deferred Discount”), which Underwritten Deferred Discount will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Representative, on behalf of the Underwriters, upon the Company’s consummation of its initial Business Combination. Notwithstanding the foregoing, up to $0.15 per Unit of the Underwritten Deferred Discount based on the amount remaining in the trust account after the completion of an initial Business Combination may be allocated by the Company in its sole discretion to one or more third parties that are not the Underwriters (but that are brokerage member institutions of the Financial Industry Regulatory Authority, or “FINRA”) that assist the Company in identifying and consummating the initial Business Combination. The Underwriters hereby agree that if no Business Combination is consummated by the Company within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Public Shares sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriters will forfeit any rights or claims to the Underwritten Deferred Discount and (ii) the trustee under the Trust Agreement (the “Trustee”) is authorized to distribute the Underwritten Deferred Discount to the Public Shareholders on a pro rata basis.

(c) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 900,000 Option Securities, at a purchase price of $9.86 per Unit (the “Option Purchase Price”). Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be based upon the same percentage of the total number of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional shares.

(d) The Company hereby agrees to pay to the Underwriters a deferred discount of $0.25 per Unit of the Option Securities purchased hereunder, of which $0.10 per Unit will be released to the Underwriters only on the completion of an initial business combination, and $0.15 per Unit will be released to one or more advisors (which are FINRA members), which may include the Underwriters, at the discretion of the Company based on the amount remaining in the trust account after the completion of an initial Business Combination, subject to adjustment, (the “Option Deferred Discount” and together with the Underwritten Deferred Discount, the “Deferred Discount”), which Option Deferred Discount will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Representative, on behalf of the Underwriters, upon the Company’s consummation of its initial Business Combination. Notwithstanding the foregoing, up to $0.15 per Unit of the Option Deferred Discount based on the amount remaining in the trust account after the completion of an initial Business Combination may be allocated by the Company in its sole discretion to one or more third parties that are not the Underwriters (but that are brokerage member institutions of FINRA) that assist the Company in identifying and consummating the initial Business Combination. The Underwriters hereby agree that if no Business Combination is consummated by the Company within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the Public Shareholders (i) the Underwriters will forfeit any rights or claims to the Option Deferred Discount and (ii) the Trustee is authorized to distribute the Option Deferred Discount to the Public Shareholders on a pro rata basis.

(e) The Company hereby agrees to issue to the Representative and/or its designees, 90,000 ordinary shares of the Company (or up to 103,500 ordinary shares if the Underwriters’ over-allotment option is exercised in full) (the “Representative Shares”) upon the consummation of this Offering. The Representative hereby agrees (i) to waive its redemption rights with respect to such Representative Shares in connection with the completion of the Company’s initial Business Combination; and (ii) to waive its rights to liquidating distributions from the trust account with respect to any Representative Shares if the Company does not complete its initial Business Combination within nine (9) months (as such period may be extended up to twenty-one (21) months at the election of the Company, either in lieu of a shareholder vote or if a shareholder vote has been unsuccessful, subject to the satisfaction of certain conditions or by the Company’s shareholders in accordance with the Company’s Amended and Restated Memorandum and Articles of Association) from the closing of the Offering, or if the Company enters into a business combination agreement within nine (9) months after the closing of the Offering, within twelve (12) months (as such period may be extended up to twenty-four (24) months at the election of the Company, either in lieu of a shareholder vote or if a shareholder vote has been unsuccessful, subject to the satisfaction of certain conditions or by the Company’s shareholders in accordance with the Company’s Amended and Restated Memorandum and Articles of Association) from the closing of the Offering. The Representative will not sell, transfer, assign, pledge or hypothecate the Representative Shares, or cause the Representative Shares to be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative Shares by any person, for a period of 180 days (pursuant to FINRA Rule 5110(e)(1)) following the Effective Date to anyone other than an underwriter or selected dealer participating in the Offering, or their officers, partners, registered persons or affiliates; provided that any such transferred Representative Shares shall remain subject to the lock-up for the remainder of the 180 day lockup period.

(f) Payment of the purchase price for the Securities shall be made to the Company by Federal Funds wire transfer against delivery of the certificates or security entitlements in respect of the Securities to the Representative through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Payment and delivery of the Underwritten Securities and, if the option provided for in Section 1(c) hereof shall have been exercised on or before the second Business Day prior to the Time of Purchase (as defined below), the Option Securities related to such exercise, shall be made at 9:00 A.M., New York City time, on [__________], 2024 (unless another time shall be agreed to by the Representative and the Company or unless postponed in accordance with the provisions of Section 7 hereof). The time at which such payment and delivery are to be made is herein referred to as the “Time of Purchase.” Electronic transfer of the Securities shall be made to the Representative at the Time of Purchase in such names and in such denominations as the Representative shall specify.

(g) If the option provided for in Section 1(c) hereof is exercised after the second Business Day prior to the Time of Purchase, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, at 600 Lexington Avenue, Floor 30, New York, New York 10022 on the date specified by the Representative (which shall be at least two Business Days after exercise of said option) for the respective accounts of several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof. If settlement for any Option Securities occurs after the Time of Purchase, the Company will deliver to the Representative on the settlement date for such Option Securities (an “Option Securities Settlement Date”), and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered pursuant to Section 5 hereof.

(h) Brookline Capital Markets, a division of Arcadia Securities, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Time of Purchase or an Option Securities Settlement Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

(i) Deliveries of the documents described in Section 5 hereof with respect to the purchase of the Securities shall be made at the offices of DLA Piper LLP (US) at 3203 Hanover Street, Suite 100, Palo Alto, California 94304, at 9:00 A.M., New York City time, at the Time of Purchase. No “in person” closing shall be required, and deliveries of documents may be undertaken remotely by electronic delivery.

2. Representations and Warranties of the Company. (a) The Company represents and warrants to each Underwriter on the date of this Agreement, the Applicable Time, the Time of Purchase and any Option Securities Settlement Date (collectively, a “Representation Date”), and agrees with the Underwriters, as follows:

(i) Each of the Registration Statement and any post-effective amendment thereto, including any Rule 462(b) Registration Statement, is effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

(ii) Each of the Registration Statement and any post-effective amendment thereto, at the time of its initial effectiveness complied in all material respects with the requirements of the Act. Each preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Act and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iii) Neither the Registration Statement nor any amendment thereto, at its initial effectiveness, the Time of Purchase or any Option Securities Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at the Applicable Time, the Time of Purchase and any Option Securities Settlement Date, neither (A) the Disclosure Package nor (B) any individual Written Testing-the-Waters Communication, when considered together with the Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Time of Purchase or at any Option Securities Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this paragraph shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9 below).

(iv) The Company has filed with the Commission a Form 8-A (File No. 333-[________]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Securities, which registration is currently effective on the date hereof. The Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on Nasdaq, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(v) (A) At the time of filing the Registration Statement and (B) as of the date of this Agreement, the Company was and is an Ineligible Issuer (as defined in Rule 405).

(vi) The Company has not prepared or used a Free Writing Prospectus.

(vii) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(viii) The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (B) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those which were contemporaneous with a live oral presentation and were not left behind or distributed in advance to the audience and were in the form provided in advance to the Representative.

(ix) The Company has an authorized, issued and outstanding capitalization as set forth in the section of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” under the column entitled “Actual” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Disclosure Package and the Prospectus).

(x) The Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on Nasdaq. The Company has not received any notice from Nasdaq regarding the delisting or potential delisting of the Securities. The certificates for the Securities are in due and proper form.

(xi) The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands, with full corporate power and authority to own, lease and operate its properties and assets and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, to execute and deliver each of the Transaction Agreements and the Insider Letter and to carry out the transactions contemplated hereby and thereby and to issue, sell and deliver the Securities, the Private Placement Units and the Private Placement Rights as contemplated herein.

(xii) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, condition (financial or otherwise), liquidity, results of operations, personnel or prospects of the Company or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”). The Company has no subsidiaries.

(xiii) All issued and outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding Ordinary Shares and Rights were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such Ordinary Shares and Rights, exempt from such registration requirements. The holders of outstanding shares of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of or ownership interests in the Company are outstanding.

(xiv) The Securities and the Private Placement Units have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and any restriction upon the voting or transfer thereof pursuant to the Cayman Islands Companies Act or the Company’s Memorandum and Articles of Association (as currently in effect) or any agreement or other instrument to which the Company is a party. No holder of Securities or Private Placement Units will be subject to personal liability by reason of being such a holder.

(xv) The Public Shares included in the Units and the Ordinary Shares included in the Private Placement Units have been duly authorized and, when issued and delivered against payment therefor, will be validly issued, fully paid and non-assessable.

(xvi) [intentionally omitted]

(xvii) The Rights included in the Units and the Private Placement Units, when executed, authenticated, issued and delivered in the manner set forth in the Rights Agreement against payment therefor, as applicable, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xviii) The Ordinary Shares issuable upon exercise of the Rights included in the Units and the Private Placement Units and Private Placement Rights have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment therefor pursuant to the Rights, the Private Placement Units and the Private Placement Rights, as applicable, and the Rights Agreement, will be validly issued, fully paid and non-assessable. The holders of such Ordinary Shares and the Public Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares is not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Ordinary Shares (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(xix) [intentionally omitted]

(xx) The share capital of the Company, including the Ordinary Shares, Units, the Private Placement Units, Private Placement Rights and Insider Shares, conforms in all material respects to each description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(xxi) Except as set forth in the Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(xxii) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(xxiii) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Securities pursuant to the Registration Statement.

(xxiv) Each of the Transaction Agreements has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability, and except that rights to indemnity and contribution thereunder be limited by applicable law and public policy.

(xxv) The Sponsor Shares Subscription Agreement is duly authorized, executed and delivered by the Sponsor and is a valid and binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xxvi) The Insider Letter executed by the Company, the Sponsor, and each executive officer and director of the Company has been duly authorized, executed and delivered by the Company and the Sponsor, and, to the Company’s knowledge, each such executive officer and director, respectively, and is a valid and binding agreement of the Company and the Sponsor, and, to the Company’s knowledge, each such executive officer and director, respectively, enforceable against the Company and the Sponsor, and, to the Company’s knowledge, each such executive officer and director, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xxvii) The Company is not in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its Memorandum and Articles of Association or similar organizational documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected, or (C) any U.S. federal, state, local or foreign law, or (D) any rule or regulation of any U.S. federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or any self-regulatory organization or other non-governmental regulatory authority (collectively, a “Regulatory Authority”) or (E) any decree, judgment or order applicable to it or any of its properties or assets.

(xxviii) The execution, delivery and performance of each Transaction Agreement and the Insider Letter, the issuance and sale of the Securities contemplated hereby and the consummation of the other transactions contemplated by the Transaction Agreements and the Insider Letter do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness or other financing instrument (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness or other financing instrument under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or asset of the Company) (A) the Memorandum and Articles of Association or similar organizational document of the Company, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which any of its properties or assets may be bound or affected, or (C) any U.S. federal, state, local or foreign law, or (D) any rule or regulation of any Regulatory Authority or (E) any decree, judgment or order applicable to the Company or any of its properties or assets.

(xxix) No approval, authorization, license, registration, qualification, decree, consent or order of or filing with any Regulatory Authority or approval of the shareholders or other security holders of the Company is necessary or required in connection with the execution, delivery and performance of any Transaction Agreement or the Insider Letter, the issuance and sale of the Securities contemplated hereby or the consummation by the Company of the other transactions contemplated by the Transaction Agreements and the Insider Letter, other than (i) registration of the offer and sale of the Securities under the Act, which has been effected, (ii) any necessary qualification under the state or non-U.S. securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters or (iii) under the FINRA rules.

(xxx) The Company has all necessary permits, licenses, authorizations, consents and approvals issued by the appropriate Regulatory Authorities and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary permits, licenses, authorizations, consents and approvals from other persons, in order to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. The Company is not in violation of, or in default under, and has not received notice of any proceedings relating to revocation or modification of, any such permit, license, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company.

(xxxi) There are no actions, suits, proceedings, claims, investigations or inquiries pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its respective directors or officers is or would be a party or of which any of their respective properties or assets is or would be subject at law or in equity, before or by any Regulatory Authority.

(xxxii) MaloneBailey LLP, whose report on the consolidated financial statements of the Company is included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act and by the rules of the Public Company Accounting Oversight Board.

(xxxiii) The financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. The supporting schedules included in the Registration Statement, the Disclosure Package and Prospectus, if any, present fairly in all material respects the information set forth therein. The other financial, statistical and numerical data included in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required by the Act to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, the Disclosure Package and the Prospectus.

(xxxiv) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been, whether or not arising in the ordinary course of business, (i) any Material Adverse Effect, (ii) any transaction which is material to the Company, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations) incurred by the Company that is material to the Company, (iv) any change in the share capital of, or other equity interests in, or outstanding indebtedness of, the Company or (v) any dividend or distribution of any kind declared, paid or made on the share capital of, or other equity interests in, the Company.

(xxxv) The Company (x) is not, and (y) at any time at or prior to the Time of Purchase or after giving effect to the offer and sale of the Securities and the application of the net proceeds thereof, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxvi) Nothing has come to the attention of the Company that has caused the Company to believe that any of the statistical or market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xxxvii) The Company leases all such properties as are necessary to the conduct of its operations as presently conducted. The Company does not own any property.

(xxxviii) All tax returns required to be filed by the Company have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(xxxix) The Company maintains effective internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), and a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in internal control over financial reporting and (ii) no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xl) The Company maintains effective disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time period specified in the Commission’s rules and forms, and is accumulated and communicated to management of the Company, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding disclosure.

(xli) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Nasdaq Marketplace Rules IM-5605. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other provisions of the Nasdaq Stock Market LLC corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(xlii) The Company and its directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and Nasdaq promulgated thereunder, solely to the extent that such provisions have been applicable to the Company.

(xliii) Each forward-looking statement contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed by the Company with a reasonable basis and in good faith.

(xliv) All statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(xlv) Neither the Company nor, to the knowledge of the Company, the Sponsor, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”). The Company and, to the knowledge of the Company, its affiliates (including the Sponsor) have conducted their businesses in connection with or related to the Company in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and reasonably expected to ensure, continued compliance therewith.

(xlvi) The operations of the Company and, to the knowledge of the Company, the operations of the Sponsor in connection with or related to the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Regulatory Authority (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court or Regulatory Authority involving the Company or, to the knowledge of the Company, the operations of the Sponsor (in connection with or related to the Company) with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened or contemplated.

(xlvii) Neither the Company, nor, to the knowledge of the Company, the Sponsor or any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or the Sponsor is currently subject to or the target of any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not directly or indirectly use the proceeds from its sale of Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, to fund any activities of or business with any person or entity, or in any country or territory, that is then the subject of Sanctions or in any other manner that will result in a violation of Sanctions by any person or entity.

(xlviii) To the knowledge of the Company, the Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect

(xlix) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or the Sponsor with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any officer or director of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by FINRA.

(l) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(li) The Company (A) does not have any material lending or other relationship with any Underwriter or any bank, lending or other affiliate of any Underwriter and (B) does not intend to use any of the proceeds from its sale of Securities contemplated hereby to repay any outstanding debt owed to any Underwriter or any affiliate of any Underwriter.

(lii) All information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and, to the Company’s knowledge, the Company’s officers, directors and director nominees and provided to the Underwriters, is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(liii) The Company has not identified or selected any acquisition target. Prior to the date hereof, neither the Company nor anyone on its behalf has, and as of the Time of Purchase, neither the Company nor anyone on its behalf will have: (a) initiated or had any substantive discussions, directly or indirectly, with any potential business combination target or (b) undertaken or engaged or retained any agent or other representative to undertake, any research, diligence, evaluations or similar activities to identify, locate or contact any suitable acquisition candidate.

(liv) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other “item of value” as defined in Rule 5110(c)(3) of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that has any direct or indirect affiliation or association with any Member, within the twelve months prior to the Effective Date, other than payments to the Underwriters pursuant to this Agreement.

(lv) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(lvi) Except as disclosed in the FINRA Questionnaires provided to the Representative, to the Company’s knowledge, no officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(lvii) Except as disclosed in the FINRA Questionnaires provided to the Representative, to the Company’s knowledge, no Company Affiliate is an owner of stock or other securities of any Member (other than securities purchased on the open market).

(lviii) To the Company’s knowledge, no Company Affiliate has made a subordinated loan to any Member.

(lix) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a “related person” (as defined under the FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

(lx) Except as described in the Registration Statement, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net proceeds from the Offering, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary.

(lxi) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(lxii) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, shareholder, special advisor of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Disclosure Package or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(lxiii) Except as described in the Pricing Disclosure Package and the Prospectus, to the Company’s knowledge, none of the Sponsor, officers, directors or director nominees of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer, prior employer or other entity that could materially affect its, his or her ability to be and act in the capacity of shareholder, officer or director of the Company, as applicable.

(lxiv) The Company has not offered, or caused the Underwriters to offer, the Securities to any person or entity with the intention of unlawfully influencing: (a) the Company or any affiliate of the Company to alter the level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(lxv) Upon delivery and payment for the Units at the Time of Purchase, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(lxvi) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

3. Certain Covenants of the Company. The Company agrees:

(a) The Company, subject to Sections 3(b) and 3(c) hereof, will comply with the requirements of Rule 430A, and will promptly notify the Representative, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission regarding the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with any offer or sale of Securities. The Company will effect all filings required under Rule 424(b) and Rule 430A in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing the Rule 430A Information shall have been filed with, and declared effective by, the Commission in accordance with the requirement of Rule 430A, and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 PM, New York time, on the date of this Agreement, and the Company shall at the time of filing pay to the Commission the filing fee for the Rule 462(b) Registration Statement. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will comply with the Act so as to permit the completion of sales of Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If, during the period in which a prospectus is (or, but for the exception afforded by Rule 172 under the Act (“Rule 172”), would be) required by the Act to be delivered in connection with any offer or sale of Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Act, the Company will promptly (A) give the Underwriters written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible; provided, however, that the Company shall not file, use, authorize or approve the use of, or refer to, any such amendment or supplement to which the Representative or counsel for the Underwriters shall object.

(c) The Company will give the Representative written notice of its intention to prepare, file, use, authorize or approve the use of, or refer to, any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus, will furnish the Underwriters with copies of any such document a reasonable amount of time prior to such proposed filing, use, authorization, approval or reference, as the case may be, and will not file, use, authorize or approve the use of, or refer to, any such document to which the Underwriters or counsel for the Underwriters shall object.

(d) The Company has furnished or will deliver to the Representative and counsel for the Underwriters, on request and without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Representative and counsel for the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Company will furnish to each Underwriter, without charge, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the Act to be delivered in connection with any offer or sale of Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the Act to be delivered in connection with any offer or sale of Securities, will, subject to Sections 3(b) and 3(c) hereof, file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods prescribed by, and meeting the requirements of, the Exchange Act. Additionally, the Company shall report the use of the net proceeds from the sale of any Securities as may be required under the Act, including, if applicable, Rule 463 of the Act.

(g) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Representative may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Securities contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(i) The Company will use its best efforts to effect, and, for a period commencing on the Effective Date and ending on the Termination Date, maintain, the listing of the Securities on Nasdaq (or another U.S. national securities exchange); provided, however, if all of the outstanding Units separate into their component Ordinary Shares and Rights, the Company will no longer be required to maintain the listing of the Units on such exchange.

(j) The Company will not, without the prior written consent of the Representative, (x) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Units, Ordinary Shares, Rights or any securities convertible into, or exercisable or exchangeable for, Ordinary Shares or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the Company may (1) issue and sell the Private Placement Units and Private Placement Rights, (2) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Insider Shares, the Private Placement Units, the Private Placement Rights, certain securities that may be issued upon conversion of working capital loans and Ordinary Shares issuable upon exercise of such securities, the Rights, the Private Placement Units and the Private Placement Rights, (3) issue securities in connection with a Business Combination and (4) issue and sell the Option Securities upon exercise of all or any portion of the option provided for in Section 1(c) hereof or (y) release the Sponsor or any officer or director from the 180-day lock-up contained in the Insider Letter.

(k) If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Insider Letter for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release through a major news service at least two business days before the effective date of the release or waiver.

(l) The Company will not make any offer relating to the Securities that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

(m) The Company agrees that neither it nor any affiliate of the Company will take, directly or indirectly, any action that is designed, or might reasonably be expected, to cause or result in, or any action that constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Securities or a violation of Regulation M under the Exchange Act.

(n) If at any time following the distribution of any Written Testing-the-Waters Communication any event shall have occurred or occurs or development shall have existed or exists as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative in writing and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(o) The Company will promptly notify the Representative in writing if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 3(j) hereof.

(p) For a period commencing on the Effective Date and ending the earlier of five (5) years from the date of the consummation of the Company’s initial Business Combination or such earlier time at which the Liquidation occurs or the Company is acquired or completes a going private transaction in a transaction where the Ordinary Shares are no longer outstanding (as applicable, the “Termination Date”), the Company will use its best efforts to maintain the registration of the Units (unless all of the Units have been separated in connection with or prior to the Company’s initial Business Combination), Ordinary Shares and Rights under the provisions of the Exchange Act. The Company will not deregister the Units, Ordinary Shares or Rights under the Exchange Act prior to the Termination Date without the prior written consent of the Representative.

(q) The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Time of Purchase (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering at the Time of Purchase. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four Business Days after the Time of Purchase, file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 1(c) hereof, the Company shall promptly, but not later than four Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which Report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(r) Until the Termination Date, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to shareholders.

(s) Until the Termination Date, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Representative, furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representative: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement.

(t) The Company shall retain a transfer agent at all times until the Termination Date.

(u) The Company will not consummate a Business Combination with any entity that is affiliated with any Initial Shareholder or any of the Company’s officers or directors unless it obtains an opinion from an independent accounting firm or an independent investment banking firm which is a member of FINRA that such Business Combination is fair to the Company’s shareholders from a financial point of view. Other than as set forth in this subsection, the Company shall not pay the Sponsor or its affiliates or any of the Company’s executive officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided however, that such officers, directors and affiliates (i) may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf to the extent that such expenses do not exceed the amount of available proceeds not deposited in the Trust Account; (ii) may be repaid loans as described in the Registration Statement; and (iii) may be paid $10,000 per month for office space, utilities, secretarial and administrative services.

(v) The Company will apply the net proceeds from the Offering received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(w) For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representative and its counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with its initial Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(x) The Company shall advise FINRA, the Representative and its counsel if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Company’s Securities.

(y) The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Disclosure Package and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(z) During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the Trustee to release from the Trust Account, solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay franchise and income taxes as well as expenses relating to the administration of the Trust Account, if any, and (ii) to pay Public Shareholders who properly redeem their Public Shares (as defined below) in connection with a shareholder vote to approve an amendment to the Company’s Memorandum and Articles of Association (x) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its Business Combination or to redeem 100% of the Company’s outstanding Public Shares if the Company does not consummate a Business Combination within nine (9) months (or up to twenty-one (21) months if the Company extends the period of time to consummate a Business Combination) from the closing of the Offering, or if the Company enters into a business combination agreement within nine (9) months after the closing of the Offering, twelve (12) months (or up to twenty-four (24) months if the Company extends the period of time to consummate a Business Combination) or (y) with respect to any other provision relating to Public Shareholders’ rights or pre-initial Business Combination activity. Otherwise, all funds held in the Trust Account (including any interest income earned on the funds held in the Trust Account (which interest shall be net of taxes payable)) and not previously released to the Company to pay its franchise and income taxes as well as expenses relating to the administration of the Trust Account in accordance with the preceding sentence) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination and the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held by the Company outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(aa) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of any of the Rights and Private Placement Rights outstanding from time to time.

(bb) Prior to the consummation of a Business Combination or the Liquidation, the Company shall not issue any Ordinary Shares or any options or other securities convertible into Ordinary Shares, or any shares of preferred stock, in each case, that participate in any manner in the Trust Account or that vote as a class with the Ordinary Shares on a Business Combination.

(cc) Prior to the earlier of the consummation of a Business Combination and the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made by the Company to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(dd) The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(ee) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences

(ff) As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the Nasdaq Marketplace Rules.

(gg) Prior to the consummation of a Business Combination or the Liquidation, the Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of the Memorandum and Articles of Association as amended.

(hh) Prior to the consummation of a Business Combination or the Liquidation, the Company will seek to have all vendors, service providers (other than its independent auditors), prospective target businesses, lenders or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders.

(ii) The Company, subject to any applicable provision of the Company’s Memorandum and Articles of Association, may consummate the initial Business Combination and conduct redemptions of Ordinary Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Ordinary Shares held by such shareholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Units and Private Placement Rights and (y) any interest income earned on the funds held in the Trust Account not previously released by the Company to pay its franchise and income taxes as well as expenses relating to the administration of the Trust Account, divided by (B) the total number of Public Shares then issued and outstanding. If, however, the Company elects not to file such tender offer documents, a shareholder vote is required by applicable law in connection with the initial Business Combination, or the Company decides to hold a shareholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor has agreed to vote all of the Insider Shares and any other Ordinary Shares purchased during or after the Offering, or cause all such Insider Shares and other Ordinary Shares to be voted, in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder holding Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Units and Private Placement Rights and (2) any interest income earned on the funds held in the Trust Account and not previously released by the Company to pay its franchise and income taxes as well as expenses relating to the administration of the Trust Account), divided by (II) the total number of Public Shares then outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares voted by the shareholders at a duly held shareholders meeting are voted to approve such Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who validly and affirmatively requested such redemption. Only Public Shareholders holding Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders or shares of the Company in connection therewith. In the event that the Company does not effect a Business Combination by twenty-one (21) months from the closing of the Offering (or such later date as has been approved pursuant to a valid amendment to the Company’s Memorandum and Articles of Association), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Company’s outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest income earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes as well as expenses relating to the administration of the Trust Account (less up to $100,000 of such net interest released by the Company to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Ordinary Shares included in the Units shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of the Company. The Sponsor and the Company’s directors will not propose any amendment to the Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within nine (9) months (or twenty-one (21) months if the Company extends the period of time to consummate the Business Combination) from the closing of the Offering, or if the Company enters into a business combination agreement within nine (9) months after the closing of the Offering, twelve (12) months (or twenty-four (24) months if the Company extends the period of time to consummate the Business Combination) or (B) with respect to any other provision relating to Public Shareholders’ rights or pre-initial Business Combination activity, unless the Company offers to the Public Shareholders the right to redeem their Public Shares in connection with such amendment.

(jj) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (a “Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the Company’s consummation of a Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon, subject to the agreement of the Representative to keep confidential such draft announcement in accordance with the Representative’s standard policies regarding confidential information.

(kk) Upon the consummation of its initial Business Combination, the Company will pay to the Representative, on behalf of the Underwriters, the Deferred Discount, including the Option Deferred Discount, if applicable. Up to $0.15 per Unit of the Underwritten Deferred Discount and the Option Deferred Discount based on the amount remaining in the trust account after the completion of an initial Business Combination may be allocated by the Company in its sole discretion to one or more third parties that are not the Underwriters (but that are brokerage member institutions of FINRA) that assist the Company in identifying and consummating the initial Business Combination. Payment of the Deferred Discount will be made out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within nine (9) months (or up to twenty-one (21) months if the period of time to consummate a Business Combination is extended) from the closing of the Offering, or if the Company enters into a business combination agreement within nine (9) months after the closing of the Offering, twelve (12) months (or twenty-four (24) months if the Company extends the period of time to consummate the Business Combination), the Deferred Discount will not be paid to the Representative and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(ll) Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed on Nasdaq (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the liquidation of the Company, in each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction.

(mm) The Company shall not amend, modify or otherwise change the Trust Agreement, the Rights Agreement, the Sponsor Shares Subscription Agreement, the Registration Rights Agreement, or the Insider Letter, in each case, without the prior written consent of the Representative (such consent not to be unreasonably withheld). The Trust Agreement shall provide that the Trustee is required to obtain a joint written instruction signed by each of the Company and the Representative with respect to the transfer of the funds held in the Trust Account from the Trust Account prior to commencing any liquidation of the assets of the Trust Account in connection with the Company’s consummation of any Business Combination, and such provision of the Trust Agreement shall not be permitted to be amended without the prior written consent of the Representative.

4. Covenant to Pay Costs. (a) The Company agrees to pay, or cause to be paid, all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, any preliminary prospectus and the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (ii) the printing, registration, issue, sale and delivery of the Securities and the Private Placement Units and Private Placement Rights, including any stock or transfer taxes and stamp or similar duties payable upon the registration, sale, issuance or delivery of the Securities to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, and Powers of Attorney and Custody Agreements, any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (iv) the qualification of the Securities for offer and sale under state or non-U.S. laws and the determination of their eligibility for investment under state or non-U.S. law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters, (v) the fees and expenses incurred in connection with the listing of the Securities on Nasdaq and any registration thereof under the Exchange Act, (vi) the filing for review of the public offering of the Securities by FINRA, including the filing fees and legal fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of the transfer agent and registrar for the Securities, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering of the Securities to prospective investors and the Underwriters respective sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers and other representatives of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (ix) fees, expenses and disbursements relating to background checks of the Company’s directors and management team; (x) the fees and disbursements of legal counsel to the Underwriters and other consultants to the Underwriters and (xi) the performance of the Company’s other obligations hereunder. The Company has agreed to pay the Representative up to $75,000 (the “Expense Cap”) for certain of the Underwriters’ out-of-pocket expenses related to the offering, including the Representative’s legal counsel fees and expenses. The Company has paid the Representative $50,000 of the Expense Cap as an advance for such Underwriters’ expenses, which will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g). In addition, the Company has agreed to pay for the expenses of background checks of Company senior management and board of directors, not to exceed $10,000.

(b) If this Agreement is terminated by the Representative in accordance with the provisions of Sections 5, 6(b)(1), 6(b)(2)(B), 6(b)(2)(E) or 7 hereof, the Company shall reimburse the Underwriters for all of their reasonable incurred out-of-pocket expenses, including the fees and disbursements of counsel to the Underwriters.

5. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company contained herein or in certificates of any officer or other representative of the Company and delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Registration Statement, including the Rule 462(b) Registration Statement, if any, is effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened or contemplated. The Company shall have filed with the Commission each preliminary prospectus and the Prospectus in the manner and within the time period required by Rule 424(b) and Rule 430A, or a post-effective amendment providing the Rule 430A Information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Underwriters.

(b) At the Time of Purchase and any Option Securities Settlement Date, the Underwriters shall have received the favorable written opinion or opinions (which shall include a customary negative assurance opinion) of Ogier, Cayman Islands counsel to the Company, dated such date, in form and substance satisfactory to the Underwriters.

(c) At the Time of Purchase and any Option Securities Settlement Date, the Underwriters shall have received the favorable written opinion or opinions and 10b-5 letter of Loeb & Loeb, LLP, counsel to the Company, dated such date, in form and substance satisfactory to the Underwriters.

(d) At the Time of Purchase and any Option Securities Settlement Date, the Underwriters shall have received the favorable written opinion or opinions and 10b-5 letter of DLA Piper LLP (US), counsel to the Underwriters, dated such date, with respect to such matters as the Underwriters may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(e) On the date of this Agreement, the Underwriters shall have received a letter from MaloneBailey LLP, dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any amendment or supplement thereto.

(f) At the Time of Purchase and any Option Securities Settlement Date, the Underwriters shall have received from MaloneBailey LLP a letter, dated such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Time of Purchase or such Option Securities Settlement Date, as the case may be.

(g) At the Time of Purchase, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any Material Adverse Effect, and the Underwriters shall have received a certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect set forth in Exhibit A hereto.

(h) On the date of this Agreement, at the Time of Purchase and on any Option Securities Settlement Date, the Securities shall have been duly listed, and admitted and authorized for trading, on Nasdaq, subject only to official notice of issuance.

(i) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(j) On the Effective Date, the Company shall have delivered to the Representative executed copies of each of the Transaction Agreements and the Insider Letter.

(k) At least one Business Day prior to the Time of Purchase, the Sponsor shall have caused the purchase price for the Private Placement Units and Private Placement Rights to be wired to the Company and the Company shall direct the Trustee to deposit such funds, into the Trust Account and to hold such funds in escrow therein.

(l) At the Time of Purchase and any Option Securities Settlement Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinions or make the statements requested by the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the offer and sale of the Securities as contemplated herein shall be satisfactory in form and substance to the Representative and counsel to the Underwriters.

(m) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Time of Purchase, and any such termination shall be without liability of any party to any other party except the provisions of Sections 2, 4, 8, 11, 12 and 13 hereof shall remain in full force and effect notwithstanding such termination.

6. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b) The Representative may terminate this Agreement at any time at or prior to the Time of Purchase, by notice to the Company, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall have been any Material Adverse Effect, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the completion of the Offering of Securities contemplated by this Agreement or to enforce contracts for the sale of such Securities, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NYSE American, The Nasdaq Global Market, The Nasdaq Global Select Market or Nasdaq, or the establishment by the Commission or FINRA of minimum or maximum prices on any of such stock exchanges, (B) a suspension or material limitation in trading in the Company’s securities on Nasdaq, (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war or any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere if the effect of any such event specified in this clause (E), in the sole judgment of the Representative, makes it impracticable or inadvisable to proceed with the completion of the Offering of Securities contemplated by this Agreement or to enforce contracts for the sale of such Securities, or (F) the Company is in material breach of any of its representations, warranties or covenants hereunder.

(c) In the event of any termination under Section 6(b) hereof, neither party will have any liability to the other party hereto, except as set forth in Section 4 hereof, and provided further that the provisions of Sections 2, 8, 10, 11,12 and 13 hereof shall remain in effect.

7. Default. If one or more Underwriters shall fail at the Time of Purchase or an Option Securities Settlement Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one of or more of the non-defaulting Underwriters or any other underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24 hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be so purchased by all of the Underwriters on such date, the non-defaulting Underwriters shall be obligated; severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all non-defaulting Underwriters; or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be so purchased by all of the Underwriters on such date, this Agreement or, with respect to any Option Securities Settlement Date, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Option Securities Settlement Date shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 7 shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, or, in the case of an Option Securities Settlement Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representative or the Company shall have the right to postpone the Time of Purchase or the relevant Option Securities Settlement Date, as the case may be , for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement, the Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 7.

8. Indemnity and Contribution.

(a) The Company will indemnify, defend and hold harmless each Underwriter, its partners, members, directors, officers, employees and agents, each person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each “affiliate” (within the meaning of Rule 405 under the Act) of any Underwriter, and the successors and assigns of all of the foregoing persons, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) whatsoever, as incurred, to which they, or any of them, may become subject under the Act, the Exchange Act or any other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of, relate to or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent any such loss, claim, liability, expense or damage primarily and directly arises out of, relates to or is based on any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information furnished in writing by the Representative to the Company expressly for use in, the Registration Statement (or any amendment thereto) or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in the Registration Statement (or any amendment thereto) in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in the Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Written Testing-the-Waters Communication, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any information provided to investors by, or with the approval of, the Company, including, without limitation, any investor presentations, or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to any such preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), to the extent any such loss, claim, liability, expense or damage primarily and directly arises out of, relates to or is based on any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Underwriter Information furnished in writing by the Representative to the Company expressly for use in such preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in such preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in connection with the Underwriter Information, which material fact was not contained in the Underwriter Information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any and all losses, claims, liabilities, expenses or damages (including the reasonable cost of investigation) whatsoever, as incurred, to which the Company or any such person may become subject under the Act, the Exchange Act or any other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages primarily and directly arise out of, relate to or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information concerning such Underwriter furnished in writing by such Underwriter to the Representative for delivery to the Company expressly for use in, the Registration Statement (or any amendment thereto), or any omission or alleged omission to state a material fact in the Registration Statement (or any amendment thereto) in connection with such Underwriter Information, which material fact was not contained in such Underwriter Information and which material fact was required to be stated in the Registration Statement (or any amendment thereto) or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information concerning such Underwriter furnished in writing by such Underwriter to the Representative for delivery to the Company expressly for use in, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state a material fact in any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in connection with such Underwriter Information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) Any party that proposes to assert the right to be indemnified under this Section 8 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

(d) If the indemnification provided for in this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and (c) of this Section 8 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representative on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld, conditioned or delayed).

(e) The provisions contained in this Section 8, as well as the representations, warranties and covenants of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its members, partners, directors, officers, employees, agents or affiliates or any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Company’s directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Securities. The Company agrees promptly to notify the Underwriters of the commencement of any proceeding against it or against any of the Company’s directors or officers in connection with the sale and delivery of the Securities or with the Registration Statement, the Disclosure Package or the Prospectus.

9. Information Furnished by the Underwriters. The statements set forth under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to the stabilization activities that may be undertaken by the Underwriters, constitute the only “Underwriter Information” for purposes hereof.

10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram, facsimile or electronic mail and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to them c/o Brookline Capital Markets, a division of Arcadia Securities, 600 Lexington Avenue, Floor 30, New York, New York 10022, Attention: Michael Fontaine, with a copy (which shall not constitute notice by itself) to DLA Piper LLP (US), 3203 Hanover Street, Suite 100, Palo Alto, California 94304, telecopy number: (650) 833-2001, email Jeffrey.selman@us.dlapiper.com and alan.seem@us.dlapiper.com, Attention: Jeffrey Selman and Alan Seem; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 30 Orange Street, London, United Kingdom, WC2H 7HF, email jack.li@dtcloudspac.com, Attention: Mr. Shaoke Li, Chief Executive Officer, with a copy (which shall not constitute notice by itself) to Loeb & Loeb LLP, 2206-19 Jardine House, 1 Connaught Place, Central, Hong Kong SAR, email lvenick@loeb.com, Attention: Lawrence Venick, Esq.

11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject by suit upon such judgment.

13. Parties at Interest. This Agreement has been and is made solely for the benefit of the Underwriters and the Company and, to the extent provided in Section 8 hereof, the controlling persons, member, partners, directors, officers, employees, agents and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser of Securities, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14. No Fiduciary Relationship. The Company acknowledges and agrees that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Securities. The Company further acknowledges and agrees that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders or other equity owners or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company confirms its understanding and agreement to that effect. The Company agrees that it is responsible for making its own independent judgments with respect to any such transactions and that any opinions or views expressed by any Underwriter to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company. The Company agrees that the Underwriters are not acting as fiduciary of the Company and no Underwriter has assumed or will assume any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

15. Counterparts; Electronic Signatures. This Agreement may be signed by the parties in counterparts, both of which together shall constitute one and the same agreement among the parties. The words “signed,” “execution,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Transaction Agreements shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the respective businesses and/or assets of the Underwriters and the Company.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a valid and legally binding agreement between the Company and the several Underwriters.

Very truly yours,

DT CLOUD ACQUISITION CORPORATION

By:
Name:	Shaoke Li
Title:	Chief Executive Officer

Accepted and agreed to as of the date first above written

BROOKLINE CAPITAL MARKETS, a division of arcadia securities

Acting on behalf of itself and as the Representative of the other several Underwriters named in Schedule I hereto

By:
Name:
Title:

Schedule A

Underwriter	Number of Underwritten Securities to be Purchased
Brookline Capital Markets, a division of Arcadia Securities.
Total	6,000,000

Schedule B

TIME OF DELIVERY INFORMATION

DT Cloud Acquisition Corporation priced 6,000,000 Units at $10.00 per unit plus an additional 900,000 Units if the Underwriters exercises its over-allotment option in full.

The number of Insider Shares is 1,725,000, of which 225,000 are subject to forfeiture by the Sponsor depending on the extent to which the Underwriter’s over-allotment option is exercised.

The Sponsor has agreed to purchase in a concurrent private placement an aggregate of 217,400 Private Placement Units (or 234,500 Private Placement Units if the Underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit.

The amounts in the Trust Account may be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

The Units will be issued pursuant to an effective Registration Statement that has been previously filed with the Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

Copies of the prospectus related to this offering may be obtained from Brookline Capital Markets, a division of Arcadia Securities, 600 Lexington Avenue, Floor 30, New York, New York 10022.

Exhibit A

The certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company shall be to the effect that the signers of such certificate have carefully examined the Registration Statement, each preliminary prospectus, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Time of Purchase with the same effect as if made at the Time of Purchase and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Purchase;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

Signature of Officer/Director

Print Name of Officer/Director